UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2003

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5                                OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 26, 2003, North American Scientific, Inc. (“NASI”), to avoid the costs of litigation, agreed to a settlement arrangement to resolve all claims and counterclaims in a lawsuit involving Mentor Corporation (“Mentor”).  Under the arrangement, the parties mutually agreed to dismiss all claims and counterclaims against each other without admitting any wrongdoing.  Both parties are satisfied with the result of the settlement.

The settlement relates to litigation, previously reported by NASI, in which Mentor filed suit in Los Angeles Superior Court against NASI in October 2002.  In the suit, Mentor alleged that NASI breached an exclusive marketing and distribution agreement arising out of NASI’s direct sales efforts for Prospera® Pd-103. Mentor alleged that NASI breached the contract by marketing Prospera® I-125 seeds while still under terms of the agreement for sales after the expiration of the agreement.  Mentor’s suit further alleged that NASI misappropriated purported trade secrets and that NASI engaged in unfair competition. Mentor sought unspecified monetary damages and injunctive relief.  In January 2003, NASI filed a responsive pleading, as well as counterclaims against Mentor seeking monetary damages for breach of contract, misappropriation of confidential information and trade secrets, trade libel, intentional and negligent misrepresentation, unfair competition, and violation of the Lanham Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: July 2, 2003	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer (Principal Executive Officer)